                                                                     EXHIBIT 2.3

                                                                  EXECUTION COPY


                               THIRD AMENDMENT TO
                            ASSET PURCHASE AGREEMENT


         THIS THIRD AMENDMENT TO ASSET PURCHASE AGREEMENT (the "First Amendment") is made and entered into as of the 12th day of December 1997, by and among MACHINE TOOL AND GEAR, INC., a Michigan corporation ("Seller"), JON C. LEBLANC, DANIEL A. LEBLANC, THOMAS P. LEBLANC, JOSEPH T. LEBLANC, and PATRICK J. LEBLANC ("Indemnitors"), JMJ AND COMPANY, a Michigan co-partnership ("JMJ"), and NEWCOR, INC., a Delaware corporation ("Buyer").

                                    RECITALS

         A. Seller, Indemnitors, JMJ and Buyer entered into an Asset Purchase Agreement dated as of October 1, 1997, as amended by a First Amendment to Asset Purchase Agreement dated as of October ___, 1997, and amended by a Second Amendment to Asset Purchase Agreement dated as of November ____, 1997 (the "Agreement"), but subsequently have determined that certain amendments to the Agreement are necessary and appropriate and therefore wish to amend the Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements, representations and warranties hereinafter set forth, Buyer, Seller, Indemnitors and JMJ agree as follow:

         1. Section 3.01 of the Agreement shall be and hereby is amended and restated in its entirety to read as follows:

                "3.01. Purchase Price. The total consideration for the purchased Assets and for the Seller's and Indemnitors' agreements not to compete pursuant to the Non-Competition Agreement and the Employment Agreements shall be Twenty-Seven Million Two Hundred Fifty Thousand Dollars ($27,250,000.00), plus the Interim Interest (as hereinafter defined), plus, if applicable, the Extension Fee (as hereinafter defined), to be paid to Seller and (because the parties now agree that the Leroy Property shall be an Excluded Asset as provided in
         Section 2.01(k)), no amount shall be paid to JMJ (collectively, the "Purchase Price"), subject to any adjustments made in connection with the Plant Properties pursuant to Section 2.01(j)."

         2. Subsection 3.02(a) of the Agreement shall be and hereby is amended and restated in its entirety to read as follows:

                "(a) (i) The sum of Two Million Five Hundred Thousand Dollars ($2,500,000.00) shall be paid by Buyer to Seller, by bank check or by wire transfer, on October 20, 1997 or another mutually agreeable date, provided that the Agreement has been fully executed by all of the parties and Seller has delivered to Buyer consents to assignments of certain leases from lessors, Cargill, Metropolitan Life and NBD (the "Lease

          Assignment Consents"), and (ii) the sum of Two Hundred Fifty Thousand Dollars ($250,000.00) shall be paid by Buyer to Seller, by bank check or by wire transfer, on December 12, 1997;"

         3. Subsection 3.02(b) of the Agreement shall be and hereby is amended and restated in its entirety to read as follows:

                "(b) Not later than the close of business on the Closing Date, the sum of Two Million Six Hundred Thousand Dollars ($2,600,000.00) shall be paid by Buyer to Seller, by bank check or by wire transfer;"

         4. Subsection 3.02(d) of the Agreement shall be and hereby is amended and restated in its entirety to read as follows:

                  "(d) On the Closing Date, (i) a sum equal to interest, accrued on the principal sum of $19,850,000 at the rate of 8% per annum, from December 12, 1997 until the Closing Date (the "Interim Interest"), shall be paid by Buyer to Seller, by bank check or by wire transfer, and (ii) a promissory note bearing simple interest at the rate of 8% per annum in the form attached hereto as Exhibit A, and secured by a security interest in the Assets (which shall expressly permit sales of Assets in the ordinary course of business), shall be executed by Buyer in favor of Seller in the amount of Twenty-One Million Six Hundred Fifty Thousand Dollars ($21,650,000.00);"

         5. The definition of the term "Holdback Amount" as set forth in Subsection 3.02(f) of the Agreement shall be amended to the sum of One Million Eight Hundred Thousand Dollars ($1,800,000.00).

         6. Notwithstanding anything to the contrary contained in the Agreement,
(i) the so-called "Plant Property" located at 200 Second Street, Fenton, Michigan, and (ii) the so-called "Leroy Property" located at 308 North Leroy, Fenton, Michigan, shall be "Excluded Assets", which shall be retained by Seller and JMJ, respectively, and excluded from the sale and transfer to Buyer, but instead shall be leased by Seller and JMJ, as "Landlord", to Buyer, as "Tenant", on the terms and conditions of the Lease Agreement in the form attached hereto as Exhibit B. Furthermore, notwithstanding anything to the contrary contained in the Agreement, although Buyer has agreed to accept transfer of title as of the Closing to the so-called "Plant Properties" located at (a) 1065 Grant Street, Fenton, Michigan, and (b) 1021 North Shiawassee, Corunna, Michigan, despite Seller's failure to satisfy the conditions of Section 10.01 of the Agreement with respect to said properties, Seller and Buyer agree that (i) following the Closing and prior to the Financing Date, Seller shall satisfy the conditions of
Section 10.01 with respect to said properties, failing which, on the Financing Date, Buyer, at its option, shall be entitled to transfer title by quit claim deeds to said properties to Seller (in such case, Seller being responsible for all transfer taxes, costs and expenses with respect to said transfer), Seller shall pay to buyer the net book value of said properties as carried on Seller's Financial Statements as of September 30, 1997, and Seller shall enter into lease agreements for said properties with Seller, as "Landlord", and, Buyer, as "Tenant", substantially in the same form as the Lease Agreement attached hereto as Exhibit B, except the term of said lease agreements shall be ten (10) years, the monthly rental shall be amounts equal to 0.8333% (or one-twelfth of one-tenth) of the respective net book value for each said property as carried on Seller's Financial Statements as of September 30, 1997, and the "Purchase Option Price" for each said property shall be the net book value for each said property as carried on Seller's Financial Statements as of September 30, 1997.

         7. Section 4 of the Agreement shall be and hereby is amended and restated in its entirety to read as follows:

              "4.   ALLOCATION OF PURCHASE PRICE.

               The Purchase Price shall be allocated between the Assets and the non-competition provisions contained in the Non-Competition Agreement and the Employment Agreements as follows:

          Assets:                                     $27,000,000.00, plus
                                                      Interim Interest,
          Non-competition provisions                  plus, if applicable,
          contained in the Non-Competition              the Extension Fee
          Agreement and the Employment
          Agreements ($50,000 to each of the
          five (5) Indemnitors):                      $250,000.00



          The amount allocated to the Assets shall be further allocated among the various categories and classifications of the Assets discussed in section 2.01 above. On or before the Closing Date, Seller and Buyer shall agree upon an allocation of the Purchase Price among the Assets in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and the related Treasury Regulations. If the parties cannot agree, Buyer, at Buyer's sole expense, shall cause an independent appraiser selected by Buyer, to prepare a schedule allocating the Purchase Price among the Assets. The allocation set forth on such schedule shall be reasonably satisfactory to Seller. Seller, Indemnitors, JMJ and Buyer agree that after such allocation is agreed upon (i) Seller, Indemnitors, JMJ and Buyer shall use such allocation for all purposes related to the valuation of the Assets, including, without limitation, in connection with any federal, state, county or local tax returns filed after such allocation shall be agreed upon, and (ii) unless required to do so in accordance with a "determination" as defined in Section 1313 (a) (1) of the Code. Neither Seller, Indemnitors, JMJ nor Buyer shall take any position in any tax return, tax proceedings tax audit or otherwise that is inconsistent with such allocation."

         8. The "Closing Date" for purposes of the Agreement shall be that date determined by Buyer on or before December 24, 1997; provided, however, at Buyer's option, with the payment of an additional Four Hundred Fifty Thousand Dollars ($450,000.00) extension fee (the "Extension Fee") to Seller, by bank check or wire transfer, Buyer shall be entitled to defer the Closing Date to a date selected by Buyer on or before January 15, 1998.

         9. Buyer hereby agrees to waive the requirements of Section 10.15 of the Agreement, and Section 13.01 of the Agreement shall be amended to include the following additional provision as subparagraph (g):

                  "(g) Failure to satisfy the conditions of Section 10.15 of the Agreement, or otherwise comply with any laws or regulations governing bulk transfers in connection with the sale and transfer of the Assets, other than with respect to the Assumed Liabilities."

         10. The dollar amounts referenced in Section 15.04(a) and 15.04(b) shall be amended to the sum of Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000.00), plus, if applicable, the Extension Fee if paid by Buyer to Seller.

         11. In consideration of the foregoing, Buyer agrees that it shall, and does hereby, waive any right to assert a claim for indemnification or offset against any of Buyer's obligations to Seller undertaken under or pursuant to this Agreement based upon adverse financial performance of the Business to the extent the same and the magnitude thereof was either (i) reported in Seller's Financial Statements as of September 30, 1997, or other interim financial statements of Seller delivered to Buyer prior to the Closing, or (ii) otherwise disclosed by Seller and brought to the actual attention of the President or Chief Financial Officer of Buyer prior to the Closing, including, without limitation, operating losses in November and December 1997, and losses in early 1998.

         12. Except as amended hereby, the Agreement is ratified and confirmed in all respects.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the date and year first above written.


                                "SELLER"

                                MACHINE TOOL AND GEAR, INC.,
                                 a Michigan corporation

                                By:  /s/ Jon C. LeBlanc
                                   -----------------------------------
                                     Jon C. LeBlanc
                                     Its:  President



                                "BUYER"


                                NEWCOR, INC., a Delaware corporation


                                By:
                                     ---------------------------------
                                     W. John Weinhardt
                                     Its: President



                                "INDEMNITORS"


                                /s/ Jon C. LeBlanc
                                --------------------------------------
                                Name:      Jon C. LeBlanc
                                Address:   c/o North Lakes
                                           Manufacturing, Inc.
                                           1021 North Shiawassee
                                           Corunna, Michigan 48817

                                /s/  Daniel A. LeBlanc
                                --------------------------------------
                                Name:      Daniel A. LeBlanc
                                Address:   c/o North Lakes
                                           Manufacturing, Inc.
                                           1021 North Shiawassee
                                           Corunna, Michigan 48817

                                /s/  Thomas P. LeBlanc
                                --------------------------------------
                                Name:      Thomas P. LeBlanc
                                Address:   c/o North Lakes
                                           Manufacturing, Inc.
                                           1021 North Shiawassee
                                           Corunna, Michigan 48817

        IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the date and year first above written.


                                "SELLER"

                                MACHINE TOOL AND GEAR, INC.,
                                 a Michigan corporation


                                By:
                                     ---------------------------------
                                     Jon C. LeBlanc
                                     Its:  President



                                "BUYER"


                                NEWCOR, INC., a Delaware corporation


                                By:  /s/ W. John Weinhardt
                                     ---------------------------------
                                     W. John Weinhardt
                                     Its: President



                                "INDEMNITORS"


                                --------------------------------------
                                Name:      Jon C. LeBlanc
                                Address:   c/o North Lakes
                                           Manufacturing, Inc.
                                           1021 North Shiawassee
                                           Corunna, Michigan 48817


                                --------------------------------------
                                Name:      Daniel A. LeBlanc
                                Address:   c/o North Lakes
                                           Manufacturing, Inc.
                                           1021 North Shiawassee
                                           Corunna, Michigan 48817


                                --------------------------------------
                                Name:      Thomas P. LeBlanc
                                Address:   c/o North Lakes
                                           Manufacturing, Inc.
                                           1021 North Shiawassee
                                           Corunna, Michigan 48817

                                "INDEMNITORS"  (continued from
                                              previous page)




                                /s/ Joseph T. LeBlanc
                                --------------------------------------
                                Name:     Joseph T. LeBlanc
                                Address:  c/o North Lakes
                                          Manufacturing, Inc.
                                          1021 North Shiawassee
                                          Corunna, Michigan 48817



                                /s/ Patrick J. LeBlanc
                                --------------------------------------
                                Name:      Patrick J. LeBlanc
                                Address:   c/o North Lakes
                                           Manufacturing, Inc.
                                           1021 North Shiawassee
                                           Corunna, Michigan 48817

                                "JMJ"
                                JMJ and Company


                                /s/ Jon LeBlanc
                                --------------------------------------
                                Name:  Jon LeBlanc
                                Partner

                                    EXHIBIT A

                             SECURED PROMISSORY NOTE

  $21,650,000.00                                      Bloomfield Hills, Michigan
                                                          ________________,19__

         For Value Received, the undersigned, NEWCOR, INC., a Delaware corporation ("Maker"), promises to pay to the order of NORTH LAKES MANUFACTURING, INC. (formerly known as Machine Tool and Gear, Inc.), a Michigan corporation ("Holder"), at the office of Holder at 1021 North Shiawassee, Corunna, Michigan 48817, or at such other place as the holder of this Note may from time to time designate in writing, in lawful money of the United States of America, the principal sum of TWENTY ONE MILLION SIX HUNDRED FIFTY THOUSAND DOLLARS ($21,650,000.00), plus accrued interest on the unpaid balance from the date of this Note until paid at the rate of eight percent (8%) per annum, on or before [May 24, 1998, or, if the Extension Fee has been paid, June 151 1998]; provided, a payment of principal of at least FIVE MILLION DOLLARS ($5,000,000.
00) shall be paid on or before April 15, 1998; and, provided further, Maker shall extinguish payment of ONE MILLION EIGHT HUNDRED THOUSAND DOLLARS ($1,800,000.00) of the principal balance evidenced by this Note upon payment thereof to the escrow agent under that certain Holdback Escrow Agreement of even date herewith between Maker, as the "Buyer", Payee, as the "Seller", and the escrow agent. Interest shall be calculated for the actual number of days the principal is outstanding on the basis of a 365-day year. All payments shall be applied first to the payment of interest and then in reduction of the outstanding principal balance; provided, a payment of principal of at least FIVE MILLION DOLLARS ($5,000,000.00) shall be paid on or before April 15, 1998; and, provided further, Maker shall extinguish payment of ONE MILLION EIGHT HUNDRED THOUSAND DOLLARS ($1,800,000.00) of the principal balance evidenced by this Note upon payment thereof to the escrow agent under that certain Holdback Escrow Agreement of even date herewith between Maker, as the "Buyer", Payee, as the "Seller", and the escrow agent.

          In no contingency or event whatsoever shall the interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court or competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Holder has received interest hereunder in excess of the highest rate applicable hereto, such amount shall be applied by Holder in reduction of the principal sum.

         This Note and other indebtedness and liabilities of Maker (or any of them) to Holder is secured by that certain Security Agreement (Accounts, Chattel Paper, Inventory and Equipment) of even date herewith (the "Security Agreement"), and that certain Mortgage of even date herewith (the "Mortgage"), and all of the terms, covenants, and conditions thereof and all other instruments evidencing and/or securing the indebtedness evidenced by this Note (collectively, the "Loan Documents"), and the Security Agreement, the Mortgage and all other Loan Documents are hereby made a part of this Note and are deemed incorporated herein in full. The occurrence of an event of default herein or in the Security Agreement, the Mortgage or any of the Loan Documents shall entitle Holder to accelerate the entire indebtedness evidenced by this Note and take such other action as may be provided for in the Loan Documents and applicable law.

         If this Note is signed by two or more parties (whether by all as makers or by one or more as an accommodation party or otherwise), the obligations and undertakings under this Note shall be that of all and any two or more jointly and also of each severally. This Note shall bind Maker, and Maker's successors and assigns, including, without limitation, a receiver, trustee or debtor in possession of or for Maker.

         Maker waives presentment, demand, protest, notice of dishonor, notice of demand or intent to demand, notice of acceleration or intent to accelerate, and all other notices and agrees that no extension or indulgence to Maker (or any of them) or release, substitution or nonenforcement of any security, or release or substitution of any Maker, any guarantor or any other party, whether with or without notice, shall affect the obligations of any Maker.

                                            NEWCOR, INC., a Delaware corporation

                                            By:
                                               --------------------------------
                                               Name:      W. John Weinhardt
                                               Title:     President

                                   EXHIBIT B


                                 LEASE AGREEMENT

               THIS LEASE AGREEMENT, made as of December, 1997, by and between NORTH LAKES MANUFACTURING, INC. (formerly known as Machine Tool and Gear, Inc.), a Michigan corporation, and JMJ AND COMPANY, a Michigan co-partnership (hereinafter collectively referred to as "Landlord"), and NEWCOR, INC., a Delaware corporation (hereinafter referred to as "Tenant").

               WHEREAS, simultaneously herewith, Landlord has sold and conveyed certain assets of its business (the "Business") to Tenant under and pursuant to the terms and conditions of a certain Asset Purchase Agreement, as amended (the "Asset Purchase Agreement") and

               WHEREAS, Tenant desires to accept a lease, and Landlord desires to grant a lease, of the Leased Premises (hereafter defined) at which Landlord currently conducts the Business.

               NOW THEREFORE, intending to be legally bound, Landlord and Tenant agree as follows:

                                    ARTICLE 1

                                   Definitions

               Section 1.01 Certain Definitions. Landlord and Tenant agree that the following capitalized terms when used herein shall, unless the context otherwise requires, have the following meanings:

               "Building" shall mean each of the commercial buildings located on the Land, the current addresses of which are 308 North Leroy, and 200 Second Street, Fenton, Michigan.

               "Commencement Date" shall mean the day the term of this Lease begins as identified in Article 3 hereof.

               "Expiration Date" shall mean the day the term of this Lease expires as identified in Article 3 hereof.

               "Land" shall mean the parcels of land described on Exhibit A attached hereto, together with all appurtenances thereto and easements benefitting such parcel.

               "Leased Premises" shall mean the Building and the Land and all improvements thereon.

               "Monthly Rent" shall mean the sum of $3,333.33 per each calendar month.

               "Rent" shall mean the sums payable to Landlord under Section 4.01 hereof.

               "Term" shall mean the period commencing on the Commencement Date and expiring on the Expiration Date.

                                    ARTICLE 2

                                   Leased Premises



         Section 2.01 Demising Clause. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Leased Premises upon all of the terms, covenants and conditions set forth herein.

         Section 2.02 Representations of Landlord. Landlord represents to Tenant that it is the lawful owner of and has fee simple title to the Land, Building and Leased Premises and all fixtures, systems and improvements located therein or thereon.

         Section 2.03 Hazardous Substances.

                   (a)     For the purposes of this Lease:

                            (i) "Hazardous Substance" means any waste, pollutant, contaminants, hazardous or toxic substance, petroleum, petroleum-based or petroleum-derived substance or waste, or asbestos-containing material with respect to which liability or standards of conduct are imposed or which are regulated, pursuant to any Environmental Regulations.

                          (ii) "Environmental Regulation" means all federal, state or local (including but not limited to, any governmental department or agency or any other commission, board or agency or instrumentality) statute, law, rule, regulation, permit, agreement, ordinance, or judicial or administrative order relating to or concerning the pollution or protection of the environment, human health or safety, including without limitation, the Clean Air Act, the Clean Water Act, the Solid Waste Disposal Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act of 1986, the Federal Insecticide, Fungicide and Rodenticide Act, the Occupational Safety and Health Act, and the Emergency Planning and Community Right-to-Know Act of 1986.

                   (c) Tenant shall not locate, store, produce, treat, transport, discharge, handle or otherwise use any Hazardous Substance at, on, in or under the Leased Premises, Land or Building, except as normally incident to the conduct of the Business and at all times in compliance with all Environmental Regulations.

                   (d) Tenant agrees to indemnify and hold Landlord harmless from any and all claims, causes of actions, damages, penalties and out of pocket costs (including reasonable attorneys' fees, consultant fees and related expenses) which may be asserted against or incurred by Landlord resulting from or allegedly resulting from the location, storage, production, treatment, transportation, emission, spill, disposal, release or other handling of any Hazardous Substance at, on, in or under the Leased Premises, Land or Building after the date of this Agreement, caused by tenant, its successors or assigns thereafter or resulting from or due to any violation of any environmental regulation by Tenant, its successors or assigns during the Term of this Lease or during any holdover period. Tenant's duty to indemnify and hold harmless includes, but is not limited to, proceedings or actions commenced by any person against Landlord, including without limitation any federal, state, or local governmental agency or entity before any court or administrative agency.

                         (e) Landlord agrees to indemnify and hold Tenant harmless from any and all claims, calls of action, damages, penalties and out of pocket costs (including reasonable attorneys' fees, consultant fees and related expenses) which may be asserted against or incurred by Tenant resulting from or allegedly resulting from the location, storage, production, treatment, transportation, emission, spill, disposal, release or other handling of any Hazardous Substance at, on, in or under the Leased Premises, Land or Building, whether existing at, or in or under the Leased Premises, Land or Building on the date of this Agreement or caused by Landlord, its successors or assigns thereafter or resulting from or due to any violation or alleged violation of any Environmental Regulation by Landlord, its successors or assigns. Landlord's duty to indemnify and hold harmless includes, but is not limited to, proceedings or actions commenced by any person against Tenant, including without limitation any federal, state, or local governmental agency or entity against Tenant before any court or administrative agency.

                         (f) The foregoing covenants and indemnifications shall be deemed continuing covenants and indemnifications for the benefit of Landlord and Tenant, as the case may be, and their successors and assigns, and shall survive the expiration or termination of this Lease.

                                    ARTICLE 3

                                  Term of Lease

               Section 3.01 Term. The Term of this Lease shall be for a period commencing on the date hereof (the "Commencement Date"), and terminating on December 31, 1998 (the "Expiration Date"), unless sooner terminated as hereinafter provided.

                                    ARTICLE 4

                            Rent; Other Tenant Costs

               Section 4.01 Rent. Tenant shall pay to Landlord during the Term, at the address set forth in Article 19, or at such other place as Landlord may from time to time designate in writing, the Monthly Rent for the Leased Premises, lawful money of the United States, payable in advance on the first day of each month during the Initial Term.

                Section 4.02 Late Payment. All Rent payable hereunder by tenant which is not paid within fifteen (15) days after the date due shall bear interest from the date due to the date paid at the rate of eight percent (8%) per annum or the highest rate permitted by law, whichever is less.

                 Section 4.03 Utilities; Taxes; Insurance. Tenant shall be responsible for all utility costs and expenses, taxes and insurance costs and expenses associated with the Leased Premises as provided herein.

                                    ARTICLE 5

                                       Use

                 Section 5.01 Use. The Leased Premises may be used and occupied by Tenant only for general office purposes and for the Business and other uses which are directly related or incidental to the foregoing, and for no other purpose.

                                    ARTICLE 6

                                    Surrender

                 Section 6.01 Time; Condition. Upon termination or lapse of this Lease, Tenant shall immediately surrender possession of the Leased Premises and all fixtures (except the fixtures specifically set forth in Schedule 6.01 hereof, and any replacements or substitutions thereof) to Landlord, in good order, condition and repair, reasonable wear and tear and loss by casualty excepted, and except as set forth above, all fixtures on the Leased Premises shall become the property of Landlord without any obligation on the part of Landlord to compensate Tenant therefor.

                 Section 6.02 Removal of Fixtures. Notwithstanding the preceding paragraph hereof, if this Lease terminates by reason of the expiration of its Term and if Tenant is not in default of its obligation to make payment hereunder beyond any applicable grace period, Tenant may remove any improvements, fixtures, equipment and other property constructed or installed in or on the Leased Premises at Tenant's expense. All such removal shall be made prior to the end of the Term and any damage resulting from removal shall be repaired by Tenant.

                                    ARTICLE 7

                               Insurance and Taxes

                 Section 7.01 Building Coverage. Tenant shall keep the Leased Premises insured at all times during the Term of this Lease, in an amount not less than $400,000.

                 Section 7.02 Tenant Coverage. Tenant, at Tenant's sole cost and expense, shall keep Tenant's improvements, fixtures, equipment and other property insured at all times during the Term of this Lease, in such amounts and coverage as Tenant shall determine, in its sole discretion. Under no circumstances shall Landlord have any liability or responsibility for insuring any of Tenant's improvements, fixtures, equipment and other property.

              Section 7.03 Waiver of Insurable Claims. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waives and releases any and all rights of recovery, claim, action or cause of action, against the other, its agents or officers, directors, shareholders or employees, for any loss or damage that may occur to the Leased Premises, or any improvements thereto, or the Building, or any improvements thereto, or any property of such party therein, by reason of fire, the elements or any other cause which could be insured against under the terms of standard fire and extended coverage insurance policies, regardless of cause or origin, including negligence of the other party hereto, its agents, officers or employees, and covenants so that no insurer shall hold any right of subrogation against such other party. Each party shall cause each insurance policy obtained by it to provide that the insurer waives all right of recovery by way of subrogation against either party in connection with any damage covered by such policy. The releases set forth in this Section shall be effective whether or not the loss was actually covered by insurance.

              Section 7.04 Tenant's Tax Obligation. Tenant agrees, from and af-ter the date of commencement of the Term, to pay to the public authorities charged with the collection thereof, promptly as the same become due and payable, all taxes, general and special assessments and other public charges thereafter levied or assessed against the Leased Premises and the Building and any other buildings, structures or improvements now or hereafter located thereon, or arising in respect of the occupancy, use or possession of the Leased Premises and which are assessed and are to become a lien during the continuance of this Lease, except to the extent any such tax assessments or charges cover, or are measured or determined by, a period of time following termination of this Lease. Tenant agrees to provide to Landlord, on receipt of written request, copies of receipts evidencing payment of all such taxes, assessments or public charges so payable by Tenant. In no event shall Landlord be responsible for any interest or penalties assessed as a result of Tenant's late payment of any such taxes, assessments or public charges. All such taxes for the first and last years of the Term hereof shall be prorated between the parties on a due date basis of the appropriate taxing authority and the portion due from one party to the other shall be paid within fifteen (15) days after the Commencement Date and Expiration Date, whichever the case may be. Tenant reserves the right to contest, in good faith, any tax assessment or public charge levied against the Leased Premises, provided, Tenant holds the Landlord harmless therefrom. In the event of any such contest initiated by Tenant, Landlord agrees to cooperate with Tenant in connection with the processing thereof and to sign all applications required therefor so long as the foregoing is done at the sole cost of Tenant.

                    Tenant shall not be obligated to pay any inheritance, transfer, estate, succession or other similar tax or United States or the State of Michigan or imposed by any political taxing subdivision thereof or by any other governmental agency, by reason of the devolution, succession, transfer, passing by inheritance, devise, acquisition or becoming effective as to the right to possession and enjoyment of all or a part of the estate of Landlord in the demised premises, by descent, deed, testamentary provision, gift, mortgage or otherwise.

                    If Tenant shall default in payment of any taxes, assessments or public charges above required to be paid by Tenant, Landlord shall have the right to pay same, together with any penalties and interest, in which event the amount so paid by Landlord shall be paid as additional Rent by Tenant, on demand, in full, including any penalties and interest paid by Landlord.

                    In the event that Tenant shall be in default under its obligations under this Section 7.04 Landlord shall have the right, at its sole option, to require Tenant to pay to Landlord in twelve (12) monthly installments on or before the first day of each calendar month, in advance, an amount necessary for the payment, on an annual basis, of all the taxes and assessments referred to in this Section levied or assessed for or during the Term hereof. Landlord shall have the right to initially determine such monthly installments and thereafter to revise same, from time to time, based upon the actual tax bills and assessment bills. Failure of Tenant to pay any installment of such taxes and assessments in the foregoing manner shall be treated as a failure to pay Rent, entitling Landlord to exercise such rights and remedies available to it in such instance.

                                    ARTICLE 8

                                 Indemnification

            Section 8.01 Indemnification of Landlord. Tenant agrees to hold harmless and indemnify Landlord and its officers, agents and employees against all claims, demands, actions, liability, loss, damage, out of pocket costs and expenses (including reasonable attorneys' fees) for injury, death, disability or illness of any person, or damage to property, occurring in the Leased Premises or arising out of the use, condition or occupancy of the Leased Premises to the extent caused by the negligence of Tenant or any subtenant, licensee or invitee of Tenant or any of its or their, agents, contractors, employees, licensees or invitees, except to the extent caused by the negligence or willful misconduct of Landlord or Landlord's employees, agents, contractors, licensees, representatives or invitees.

            Section 8.02 Indemnification of Tenant. Landlord agrees to hold harmless and indemnify Tenant and its officers, agents and employees against all claims, demands, actions, liability, loss, damage, out of pocket costs and expenses (including reasonable attorneys' fees) for injury, death, disability or illness of any person or damage to property, occurring on or about the Leased Premises, only to the extent caused by the negligence of Landlord, or any of its agents, contractors, employees, licensees or invitees.

                                    ARTICLE 9

                      Repairs and Maintenance; Alterations

              Section 9.01 Repair and Maintenance. Tenant at its cost and expense shall maintain the roof, foundation and the structural soundness of the exterior walls of the Building, the utility supply systems and the air conditioning compressor, if any, and all other parts of the Leased Premises, including, without limitation, the interior, non-structural portions of the Leased Premises and the fixtures and equipment in the Leased Premises, if any, in good condition and repair, reasonable wear and tear excepted. Tenant shall provide at Tenant's sole cost and expense building cleaning maintenance services, snow removal services and landscaping services for the Leased Premises by firms of its choosing.

              Section 9.02 Standards. The necessity for and adequacy of repairs to the Leased Premises made or required to be made pursuant to Section 9.01 shall be measured by the standards prevailing from time to time for proper and adequate maintenance of buildings of similar construction, class and required standards of use in the vicinity in which the Leased Premises are located.

              Section 9.03 Alterations. Tenant may not make any change, alteration, restoration or improvement (herein collectively referred to as an "alteration") in or to the Leased Premises except at Tenant's sole cost and expense, and (except in an emergency), without first, in each instance, except in the instance of interior non-structural alterations costing $250,000 or less, in the aggregate, obtaining the written consent of Landlord, such consent not to be unreasonably withheld or delayed and shall not be withheld or delayed in any case if such an alteration is in fact required to effect compliance with any legal or governmental requirement arising after the date hereof. Any and all alterations may be made only subject to and in compliance with the following:

                        (a)    Before the commencement of any alteration herein:

                               (1) Tenant shall, except in an emergency, give
                       fifteen (15) days' prior written notice thereof to Landlord;

                               (2) Tenant shall, except in the case of an
                       interior non-structural alteration costing less than $250,000, obtain Landlord's prior written approval of plans and specifications prepared and approved in writing by an architect or engineer selected by Tenant.

                        (b) No alteration shall be undertaken until Tenant shall have procured so far as the same may be required from time to time, all permits and authorizations of any federal, state or municipal government or department, or subdivision of any of them, having or asserting jurisdiction. Landlord shall join in the application for such permits or authorizations and otherwise reasonably cooperate, if and to the extent required, but at Tenant's sole cost and expense.

                  (c) Any alteration shall be made promptly and in a good and workmanlike manner and in compliance with all applicable permits and authorizations and building and zoning laws and with all other laws and ordinances.

                  (d) The cost of any alteration shall be paid when due so that the Leased Premises shall at all times be free of liens for labor and materials supplied or claimed to have been supplied to the Leased Premises and free from any encumbrances, chattel mortgages, conditional bills of sale, or security interests.

                  (e) Tenant shall provide, at Tenant's sole cost and expense, during any period of time when alterations are in progress, (1) builder's risk insurance written on a so-called "completed value" form,
         (ii) workman's compensation insurance covering all persons employed in connection with the work and with respect to whom death or bodily injury claims could be asserted against Landlord, Tenant or the Leased Premises, and (iii) comprehensive general public liability insurance, providing full coverage with respect to any accident, injury or occurrence involving, relating to, or arising during or as a result of such alteration, naming Landlord and the holder of any mortgage with respect to the Leased Premises as additional insureds, with limits of not less than those required for general liability insurance hereunder. Tenant shall require that any contractor or subcontractor engaged with respect to said alterations also maintain insurance in conformity with the above requirements. Certificates evidencing the insurance required above shall be provided Landlord at its request except in the case of an interior non-structural alteration costing less than $250,000.

                                   ARTICLE 10

                               Discharge of Liens

         Section 10.01 No Liens. If any lien for work performed or materials supplied at the request of Tenant is filed against the Land, Building or Leased Premises or Landlord's or Tenant's interest therein, other than liens arising as a result of acts of Landlord, Tenant shall cause same to be discharged of record or bonded within sixty (60) days after notice of such filing. Tenant, at its sole expense, shall defend the Leased Premises and Landlord against all suits for the enforcement of any such lien or any bond in lieu of such lien, and Tenant hereby indemnifies Landlord against any and all loss, cost, damage, expense or liability resulting from any such lien or suit. Should Tenant fail to so discharge any such lien, Landlord may do so by payment, bond or otherwise on fifteen (15) days' written notice to Tenant, and the amount paid therefor by Landlord shall be reimbursed to Landlord by Tenant forthwith upon demand.

              Section 10.02 Right to Contest. Tenant shall have the right to contest any such mechanic's or other lien or claim filed against the Leased Premises or any part thereof, if Tenant notifies Landlord in writing of its intention so to do, diligently prosecutes any such contest, and pays or otherwise satisfies any final, nonappealable judgment adjudicating or enforcing such contested mechanic's or other lien and thereafter promptly procures of record satisfaction and release of same.

                                   ARTICLE 11

                     Compliance with Laws, Ordinances, Etc.

              Section 11.01 Tenant's Compliance. Tenant shall, at Tenant's sole cost and expense, promptly remove of record any and all violations noted or filed against the Leased Premises arising out of or resulting from Tenant's use and occupancy of the Leased Premises and shall promptly comply with all laws, ordinances, orders, rules, regulations, requirements and directives of all federal, state and municipal governments, departments, commissions, boards and officers, and all orders, rules and regulations of the National Board of Fire Underwriters, or any other authorities with jurisdiction, which may be applicable to the Leased Premises, or to the use of the Leased Premises.

                                   ARTICLE 12

                              Damage or Destruction

              Section 12.01 Damage or Destruction. If the Building or Leased Premises are rendered partially or wholly untenantable by fire or other casualty, and if the damaged property, in Landlord's reasonable estimation, cannot be restored within ninety (90) days of the date of such damage, then Landlord may, at its sole option, terminate this Lease as of the date of such fire or other casualty. Landlord shall exercise its option provided herein by written notice to Tenant within thirty (30) days of the date of such fire or other casualty. If the Lease is not terminated as provided above, Landlord shall, at its expense, restore the Leased Premises, exclusive of any improvements or other changes made to the Leased Premises by Tenant, to as near the condition which existed immediately prior to such damage or destruction as reasonably possible, and Rent shall abate during such period of time as the Building is untenantable in the proportion that the untenantable portion of the Building bears to the tenantable portion of the Leased Premises. In the event that Landlord shall fail to materially restore the Leased Premises within ninety (90) days after the date of such damage, Tenant may, at its option and as its sole remedy, terminate this Lease by delivering written notice to Landlord, whereupon the Lease shall terminate on the date provided in such notice; provided, however, that if construction or repair is delayed because of changes requested by Tenant, strikes, lockouts, acts of God, war, material or labor shortages, governmental regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration and repair shall be extended for the amount of time Landlord is so delayed. Landlord shall not be responsible to Tenant for damage to, or destruction of, any furniture, equipment, improvements or other changes placed, installed or made by Tenant in, on or about the Leased Premises, caused by fire or other casualty.

                                   ARTICLE 13

                                  Condemnation

               Section 13.01 Total Taking. If the entire Building or Leased Premises shall be condemned or taken through or under the power of eminent domain, or if such a material portion of the Building or Leased Premises is so taken that in the reasonable opinion of Landlord or Tenant the restoration and continued use of the remaining portions of the Building or Leased Premises for the uses thereof at the time of such partial taking is economically unfeasible, this Lease and the Term hereof shall cease and terminate upon the date of the vesting of title in the condemning authority, and all Rent hereunder shall be apportioned to such date of termination.

               Section 13.02 Partial Taking. If less than such a material portion of the Leased Premises shall be taken or condemned, as aforesaid, this Lease shall continue and shall remain in full force and effect; provided, however, that the Rent hereunder shall thereafter be appropriately reduced in proportion to that portion of the Leased Premises so taken. Such reduction in Rent shall become effective as of the date of vesting of title in the condemning authority. In the event of such a partial condemnation, Landlord shall promptly make, or cause to be made, all demolition, repairs, reconstruction, restoration, replacement or rebuilding and all other work necessary, as nearly as may be practicable, to restore the Leased Premises to the value, rentability, utility and condition immediately prior to such taking, exclusive of any improvements or other changes made to the Leased Premises by Tenant.

                                   ARTICLE 14

                            Assignment and Subletting

               Section 14.01 Assignment By Tenant. Tenant agrees not to sell, assign, mortgage, pledge or in any manner transfer this Lease to any estate or interest thereunder and not to sublet the Leased Premises or any part or parts thereof without the prior written consent of Landlord in each instance. The preceding sentence notwithstanding, Tenant may assign the Lease or sublet the Leased Premises or portion thereof to an affiliate of Tenant. For purposes hereof "affiliate" shall mean any corporation or other entity controlled by, under common control with, or controlling Tenant. If Landlord shall consent to any assignment, sublease or other transfer of Tenant's interest hereunder, no such consent shall be deemed a release of Tenant, who shall continue to be primarily liable for payment and performance of all obligations hereunder with such assigned sublessee or other transferee. Consent by Landlord to one assignment of this Lease or to one subletting shall not be a waiver of Landlord's rights under this Article as to any subsequent assignment or subletting.

         Section 14.02 Assignment by Landlord. If Landlord shall convey or otherwise dispose of its title, interest or estate, or shall assign Landlord's interest in this Lease to any party, then such successor to Landlord's interest shall recognize and attorn in writing to Tenant, as tenant hereunder.

                                   ARTICLE 15

                                    Defaults

         Section 15.01 Events of Default. There shall be an "event of default" hereunder and Landlord may terminate this Lease upon thirty (30) days' written notice to Tenant:

                   (a) If Tenant shall be in default in the performance of any of the terms, covenants, conditions and provisions of this Lease on Tenant's part to be performed (other than the covenants for the payment of Rent) and such default is not cured within thirty (30) days after written notice thereof is received by Tenant; or if such default shall be of such nature that it cannot be cured completely within said thirty
         (30) day period, if Tenant shall not have promptly commenced curing such default within such period and shall not thereafter proceed with reasonable diligence to remedy such default; or

                   (b) If Tenant shall be in default in the payment of Rent and such default is not cured within fifteen (15) days after the date such payment is due; or

                   (c) If Tenant shall be adjudicated a bankrupt, shall make a general assignment for the benefit of its creditors, or invoke the benefit of any insolvency act, or if a permanent receiver or trustee in bankruptcy shall be appointed for Tenant's property and such appointment is not vacated or bonded within sixty (60) days.

         Section 15.02 Termination. If Landlord shall give the thirty (30) days' notice of termination provided in Section 15.01, then, upon the expiration of such thirty (30) day period, this Lease shall terminate as completely as if the date specified in such notice were the date herein fixed for the expiration of the Term of this Lease by lapse of time, and Tenant shall then quit and surrender the Leased Premises to Landlord.

            Section 15.03 Remedies. Notwithstanding such termination as provided in Section 15.02, in the event Landlord shall dispossess Tenant by summary proceedings, or by any other lawful means, the obligations of Tenant shall survive and Tenant shall remain liable for all of its obligations hereunder for the balance of the unexpired Term of this Lease; and Landlord shall make reasonable efforts to sell or to re-let the Leased Premises, or any part or parts thereof, either in the name of Landlord, or otherwise, as agent for Tenant, on such terms and conditions and for such duration as are commercially reasonable under the circumstances; and Tenant shall pay to the Landlord, as liquidated and agreed current damages for the failure of Tenant to observe and perform this Lease, and Tenant's undertakings and obligations hereunder, any deficiency between the Rent hereby reserved and/or covenanted to be paid, including all other charges required to be paid by Tenant hereunder, and the net amounts, if any, of the rents collected on account of such relettings of the Leased Premises for each month of the period which would -otherwise have constituted the unexpired Term of this Lease, if this Lease had remained in effect. In computing such current damages there shall be added to the said deficiency all out-of-pocket costs and expenses as Landlord incurs in connection with re-letting, such as reasonable attorneys' and accountants' fees and reasonable disbursements, reasonable brokerage commissions, reasonable advertising expenses, and the out-of-pocket cost to keep and maintain the Leased Premises in good order and repair.

            Section 15.04 No Release. Landlord, in putting the Leased Premises in good order or preparing the same for re-rental may, at Landlord's option, make reasonable alterations, repairs, replacements, and/or decorations in the Leased Premises for the purpose of re-letting the Leased Premises, and the making of such alterations, repairs, replacements and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. In no event shall Tenant be entitled to receive any excess, if any, of the total rental collected over the sums otherwise payable by Tenant to Landlord hereunder.

            Section 15.05 Waiver. Landlord and Tenant, so far as permitted by law, hereby waive and will waive any and all right to a trial by jury in the event that summary dispossess proceedings shall be instituted by Landlord, and in any action, proceeding or counterclaim brought by either Landlord or Tenant against the other, on any matters whatsoever arising out of, or in any way connected with this Lease, including, but not limited to, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Leased Premises, or any claim of injury or damage.

            Section 15.06 No Waiver. The remedies of Landlord and Tenant provided this Lease are cumulative and shall not exclude any other remedies to which either may be lawfully entitled. The failure of either party to insist upon strict performance by the other of any term, covenant or condition herein contained shall not be a waiver of such term, covenant or condition by the non-objecting party for the future. No waiver or change of any provision of this Lease shall be effective unless contained in a written instrument signed by both Landlord and Tenant.

                                   ARTICLE 16

                                  Subordination

         Section 16.01 Lease Subordination. This Lease shall be and it hereby is made, and shall at all times be, subject and subordinate to the lien of any and all duly recorded mortgages at any time granted by Landlord, whether heretofore or hereafter made, affecting or encumbering the Leased Premises, or premises of which the Leased Premises shall be a part, and to all extensions, renewals, modifications or replacements thereof; provided, however, that so long as the Purchase Option provided in Article 20 shall remain in effect, Landlord shall not grant any mortgage or mortgages at any time or times encumbering the Leased Premises securing costs and indebtedness in an aggregate amount in excess of the Purchase Option Price; and provided, further, the foregoing subordination shall be expressly conditioned on each mortgagee agreeing not to disturb Tenant's rights of possession, use and occupancy and Purchase Option under this Lease except on default by Tenant which shall remain uncured after notice and expiration of any applicable grace period.

         Section 16.02 Attornment. The subordination of this Lease and Tenant's rights hereunder, as provided in Section 16.01, shall be effective without the execution of any further or other instruments by Tenant, but Tenant shall, at Landlord's request, and without charges therefor to Landlord, execute and deliver any further document or instrument to evidence the subordination of this Lease to such mortgages, subject to the mortgagee's agreement not to disturb Tenant, as shall comply with the provisions of Section 16.01; and, to the extent requested by the holder of any such mortgage, Tenant shall execute and deliver such instruments and documents as shall confirm Tenant's undertaking and agreement hereunder to attorn under the terms and provisions of this Lease, to such a mortgagee, or to the purchaser of the mortgaged premises at a foreclosure sale, or at a sale of the Leased Premises pursuant to such power of sale as may be contained in such a mortgage, and to recognize such mortgagee, or such purchaser, as the Landlord hereunder from and after the date of such a transfer of title, with the same force and effect as if the Leased Premises had been sold or conveyed to such new landlord by the Landlord hereunder.

                                   ARTICLE 17

                   Entry by Landlord; Performance of Covenants

         Section 17.01 Entry. Tenant shall permit Landlord or its agents to enter the Leased Premises during normal business hours upon 48 hours prior written notice (and at any time and without notice in cases of emergency) (i) for the purpose of inspection thereof, (ii) for showing the Leased Premises to persons wishing to purchase the same, or in connection with mortgage or other financing, and (iii) at any time within three (3) months prior to the expiration of the term for or exhibition to persons wishing to lease the same; and Tenant shall, within three (3) months prior to expiration of the initial term or any extension term, permit the usual "to let," "for rent" and "for sale" notices to be placed on the Leased Premises and to remain thereon without hindrance or molestation, provided said notices are reasonable in size and appearance. Tenant shall have the right to designate in good faith "sensitive" or "secure" areas which, except as may reasonably be required in the case of an emergency, may be entered by Landlord only in the company of a representative of Tenant and in accordance with other reasonable security precautions which Tenant may in good faith require; provided, however, that this provision shall not be construed to in any manner impair or limit Landlord's exercise of its remedies under this Lease.

                   Section 17.02 Cure of Covenants. If Tenant shall be in default hereunder, Landlord may, with or without declaring an "event of default," upon ten (10) days' prior notice to Tenant, or without notice in case of an emergency, cure such default on behalf of Tenant (unless Tenant shall itself, within such period, commence and thereafter diligently proceed to cure such default), and for the purpose thereof may enter upon the Leased Premises and upon demand Tenant shall reimburse Landlord for any reasonable and necessary out-of-pocket expenses incurred to effect such cure.

                                   ARTICLE 18

                                  Certificates

                   Section 18.01 Estoppel Certificates. Landlord and Tenant each agrees, at any time, and from time to time, upon not less than ten
          (10) days' prior written notice to the other, to execute, acknowledge and deliver to the other, or to any mortgagee, or to any prospective purchaser, of the Leased Premises, a statement or certificate in writing setting forth the Rent and other charges then payable, and specifying each element thereof, and certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified, and setting forth the modifications), and the dates to which the Rent and other charges payable hereunder have been paid, and stating (to the extent known to the party so certifying) whether or not the other party is in default in keeping, observing or performing any of the terms contained in this Lease and, if in default, specifying each such default (limited, as regards the other party's defaults, to those defaults of which the party so certifying has actual knowledge).

                                   ARTICLE 19

                                     Notices

                   Section 19.01 Notices. All notices, demands, consents, or requests under this Lease must be in writing and shall be personally delivered or sent postage prepaid by registered or certified mail or reputable overnight courier, addressed, if the party for whom intended is the Landlord, to North Lakes Manufacturing, Inc., 1021 North Shiawassee, Corunna, Michigan 48817, and if such party is the Tenant, to Tenant, at the Leased Premises (with a copy to Newcor, Inc., 1825 S. Woodward Ave., Bloomfield Hills, Michigan 48302), or to such other address as either party may by like notice designate. Notices, demands, consents or requests served or given as aforesaid shall be deemed sufficiently served or given for all purposes hereunder when personally delivered or on the day on which such notice is deposited in the registered or certified mail or with such overnight courier. Either party shall have the right to change the address to which notices shall thereafter be sent by giving notice to the other party as aforesaid.

                                   ARTICLE 20

                               Option To Purchase

            Section 20.1 Option. During the Term of this Lease (the "Option Period") , subject to (a) Tenant not being in default under the Lease, and
    (b) Tenant having paid in full all principal, accrued interest and other sums owing from Tenant to Landlord as evidenced by that certain Secured Promissory Note of even date herewith, made by Tenant and payable to the order of Landlord in the original principal sum of $21,650,000, Tenant shall have an option to purchase the Leased Premises (the "Purchase Option") , subject to applicable building codes, restrictions of record and other exceptions to title not materially adversely affecting marketability, use or enjoyment of the Leased Premises, from Landlord for $400,000 (the "Purchase Option Price") . In order to exercise the Purchase Option, Tenant must notify Landlord within the Option Period, in writing, of Tenant's desire to exercise the Purchase Option. In the event Tenant exercises Tenant's Purchase Option, Landlord shall transfer title by standard form of corporate warranty deed subject to matters as aforesaid and shall pay normal costs customarily paid by sellers of real property, including title commitment and insurance fees for an owner's policy in favor of Tenant, and transfer taxes.

            Section 20.2 Expiration. In the event that during the Option Period Tenant does not notify Landlord, in writing, of Tenant's desire to exercise the Purchase Option, the Purchase Option shall expire, become void and be of no further force or effect.

                                   ARTICLE 21

                                  Miscellaneous

            Section 21.01 Quiet Possession. Landlord covenants that Tenant shall peaceably and quietly enjoy the Leased Premises for as long as Tenant performs and observes its obligations hereunder.

              Section 21.02 Holding Over by Tenant. In the event of holding over by Tenant after expiration or termination of this Lease, and any extension for or renewal thereof, without the written consent of Landlord, Tenant shall pay as liquidated damages one hundred fifty percent (150%) of the Rent then applicable to the space then being occupied by Tenant for the entire holdover period. No holding over by Tenant after the Term of this Lease shall operate to extend the Lease; in the event of any unauthorized holding over, Tenant shall indemnify Landlord against all claims for damages by any other lessee to whom Landlord may have leased all or any part of the Leased Premises effective upon the termination of this Lease. Any holding over with the consent of Landlord in writing shall thereafter constitute this Lease a lease from month to month.

              Section 21.03 Run With Leased Premises. The terms, covenants, conditions and agreements herein contained shall run with the Leased Premises and shall bind and inure to the benefit of the parties hereto and their respective representatives, successors and assigns; it being understood, however, that neither the provisions of this Section 21.03, nor any other provision in this Lease contained, shall be deemed to authorize the assignment of this Lease without the prior written consent of Landlord, as herein required. Upon request of either party, a memorandum of lease will be executed suitable for recording.

              Section 21.04 Captions. The captions of this Lease are for convenience and ease of reference only, and in no way define, limit or describe the scope or intent of this Lease, nor anyway affect this Lease, and shall be disregarded in the interpretation hereof.

              Section 21.05 Severable. If any provisions of this Lease shall be declared invalid or unenforceable, the remainder hereof shall remain unaffected thereby and shall continue in full force and effect.

              Section 21.06 Consents and Approvals. Except as otherwise expressly provided in this Lease, whenever the consent or approval is required under this Lease from either party, that party agrees not to unreasonably or arbitrarily withhold or delay such consent or approval.

              Section 21.07 Entire Agreement. This Lease contains the entire and only agreement between the parties hereto; and no oral statements, agreements or representations not embodied in this instrument shall have any force or effect. This Lease shall not be modified or amended in any manner except in writing, by instrument executed by both parties.

              Section 21.08 Interpretation of Terms. All personal pronouns used in this Lease shall include the other genders whether used in the masculine or feminine or neuter gender, and the singular shall include the plural whenever and as often as may be appropriate.

         Section 21.09 No Partnership. This Lease does not create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant, the sole relationship between the parties being that of Landlord and Tenant. The laws of the State of Michigan shall govern the validity, performance and enforcement of this Lease.

         Section 21.10 Brokers. Landlord and Tenant each represents and warrants to the other that no realtors, brokers or agents were involved in the negotiation and execution of this Lease. Tenant hereby indemnifies Landlord and agrees to hold Landlord harmless from and against the claim of any realtor, broker or agent with whom Tenant may have dealt with regard to this Lease, or the Leased Premises. Landlord hereby indemnifies Tenant and agrees to hold Tenant harmless from and against the claims of any realtor, broker or agent with whom Landlord may have dealt with regard to this Lease.

         Section 21.11 Signs. Tenant shall not place or maintain any exterior sign or advertisement on the Leased Premises without first obtaining the written approval of Landlord, which shall not be unreasonably withheld or delayed. Any such signage shall be at the sole expense of the Tenant and shall comply with all applicable laws, codes and ordinances, including, without limitation, municipal zoning regulations. Tenant shall remove all Tenant signs at the expiration or termination of this Lease and shall restore the affected area to its original condition normal wear and tear excepted.

         IN WITNESS WHEREOF, Landlord and Tenant have each duly executed this instrument as of the date and year first above written.

                                            LANDLORD:

                                            NORTH LAKES MANUFACTURING, INC., a
                                            Michigan corporation

                                            By:
                                               -------------------------------
                                               Its:
                                                   ---------------------------

                                            TENANT:

                                            NEWCOR, INC., a Delaware corporation

                                            By:
                                               -------------------------------
                                               Its:
                                                   ---------------------------

                                   EXHIBIT A


                           Legal Description of Land

                                 SCHEDULE 6.01



                                    Fixtures


        Any and all "Assets" (as defined in the Asset Purchase Agreement, as amended, between Newcor, Inc., a Delaware corporation, as Buyer, and North Lakes Manufacturing, Inc. (formerly known as Machine Tool and Gear, Inc.), a Michigan corporation, as Seller).

                                                                                                                   23504
REFERENCE NO.   DESCRIPTION                     INVOICE DATE    INVOICE AMOUNT          DISCOUNT TAKEN          AMOUNT PAID
------------------------------------------------------------------------------------------------------------------------------
                Deposit on Machine Tool &                                                                        250,000.00
                Gear acquisition


CHECK DATE      CHECK NO.                       PAYEE                                   DISCOUNTS TAKEN         CHECK AMOUNT
------------------------------------------------------------------------------------------------------------------------------

12/12/97        23504                           Machine Tool & Gear, Inc.                                       $250,000.00

==================================================================================================================================


     NEWCOR, INC.                                                                                               23504
CORP. OFFICE ACCOUNT                            COMERICA BANK
1825 S. WOODWARD, STE. 240                       DETROIT, MI
BLOOMFIELD HILLS, MI 48302                      9-33/720   259




                          23504                         Dec 12, 1997                             ****$250,000.00
                         CHECK NO.                         DATE                                      AMOUNT

        Memo:

        Two Hundred Fifty Thousand and 0/100 Dollars


PAY
TO THE
ORDER           Machine Tool & Gear, Inc.
OF:             1021 N. Shiawassee
                Corunna,, MI 48817                              /s/ John Garber
                                                                Authorized Signature

==================================================================================================================================
                                          [SECURITY FEATURES INCLUDED. DETAILS ON BACK.]
                                                023504     072000339     1076004694